NEWS RELEASE OppFi Reports Third Quarter 2022 Financial Results 11/9/2022 Revenue increased 35% year over year to $124.2 million for the third quarter of 2022 Net Originations increased 11% year over year to $182.7 million for the third quarter of 2022 Ending Receivables increased 39% year over year to $407.7 million for the third quarter of 2022 Net loss of $(0.7) million for the third quarter of 2022 Adjusted Net Income of $0.8 million for the third quarter of 2022 Basic and Diluted EPS of $(0.04) and $(0.04), respectively, for the third quarter of 2022 Adjusted EPS of $0.01 for the third quarter of 2022 CHICAGO--(BUSINESS WIRE)-- OppFi Inc. (NYSE: OPFI) (“OppFi” or the “Company”), a leading �nancial technology platform that powers banks to help the everyday consumer gain access to credit, today reported �nancial results for the third quarter ended September 30, 2022. “We are pleased with our performance in the third quarter, which was in-line with our expectations,” said Todd Schwartz, Chief Executive O�cer and Executive Chairman of OppFi. “Following the most signi�cant adjustments to credit models in our company’s history, we ended the quarter with substantially lower early delinquency rates sequentially for both new and re�nanced loans. In addition, we extended operational e�ciencies, as demonstrated by the solid scaling of our expense structure.” 1

"We are confident that the quality of the portfolio will continue to strengthen, as new vintage loans become an increasingly larger percentage of the portfolio, and non-performing loans continue to cycle out," concluded Schwartz. "Therefore, we are optimistic that profitability will rebound in 2023, with the quarterly cadence accelerating throughout the year, as the net charge-off rate improves sequentially and growth efficiency initiatives further scale our expenses."

Financial Summary

The following tables present a summary of OppFi's results for the three months ended September 30, 2022 and 2021.

(in thousands, except per share data) Unaudited	Three Months Ended September 30,				Change
	2022		2021		%
Total revenue	$	124,244	$	91,977	35.1%
Net (loss) income	$	(661)	$	30,392	(102.2)%
Adjusted net income	$	768	$	17,362	(95.6)%
Adjusted EBITDA	$	13,215	$	31,778	(58.4)%
Basic EPS	$	(0.04)	$	1.06	(103.9)%
Diluted EPS	$	(0.04)	$	0.29	(113.8)%
Adjusted EPS	$	0.01	$	0.21	(95.6)%

(in thousands, except per share data) Unaudited	Nine Months Ended September 30,				Change
	2022		2021		%
Total revenue	$	332,829	$	254,610	30.7%
Net income	$	8,539	$	72,763	(88.3)%
Adjusted net income	$	7,793	$	54,439	(85.7)%
Adjusted EBITDA	$	43,943	$	96,413	(54.4)%
Basic EPS(a)	$	0.29	$	1.08	(73.1)%
Diluted EPS(a)	$	0.09	$	0.29	(69.0)%
Adjusted EPS	$	0.09	$	0.64	(85.7)%

a. For the periods prior to July 20, 2021, earnings per share was not calculated, as net income prior to the Business Combination was attributable entirely to OppFi-LLC.

Third Quarter Key Performance Metrics

The following tables represent key quarterly metrics.

(in thousands, except marketing cost per loan information)

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Unaudited

	As of and for the Three Months Ended,		
	September 30, 2022	June 30, 2022	September 30, 2021
Total Net Originations(a)	$ 182,724	$ 226,201	$ 164,547
Ending Receivables(b)	$ 407,730	$ 401,549	$ 293,279
% of Originations by Bank Partners	94%	95%	93%
Net Charge-Offs as % of Average Receivables(c)	66%	51%	36%
Auto-Approval Rate(d)	69%	62%	58%
Marketing Cost per Funded Loan(e)	$ 66	$ 82	$ 89
Marketing Cost per New Funded Loan(f)	$ 188	$ 206	$ 255

a. Total net originations include both originations by bank partners on the OppFi platform, as well as direct originations by OppFi.
b. Receivables are defined as unpaid principal balances of both on- and off-balance sheet loans.
c. Annualized net charge-offs as a percentage of average receivables (defined as unpaid principal of both on- and off-balance sheet loans) represents total charge offs from the period less recoveries as a percent of average receivables. Finance receivables are charged off at the earlier of the time when accounts reach 90 days past due on a recency basis, when OppFi receives notification of a customer bankruptcy or is otherwise deemed uncollectible.
d. Auto-Approval Rate is calculated by taking the number of approved loans that are not decisioned by a loan advocate or underwriter (auto-approval) divided by the total number of loans approved.
e. Marketing Cost per Funded Loan represents marketing cost per funded loan for new and refinanced loans. This metric is the amount of direct marketing costs incurred during a period divided by the number of loans originated during that same period.
f. Marketing Cost per New Funded Loan represents marketing cost for new loans. This metric is the amount of direct marketing costs incurred during a period divided by the number of new loans originated during that same period.

Share Repurchase Program Update

During the third quarter, OppFi repurchased 88,262 shares of Class A common stock for $0.3 million at an average price of $3.46 per share. During the nine months ended September 30, 2022, OppFi repurchased 703,914 shares of Class A common stock at an average price of $3.47 per share for a total of $2.4 million.

Full Year 2022 Guidance Reaffirmed

OppFi reaffirms its full-year 2022 financial guidance:

- Total revenue growth of 20% to 25% year over year;
- Operating expenses as a percentage of total revenue of 43% to 47%, excluding interest expense, add backs, and one-time items; and
- Break-even or a modest net loss, on an adjusted basis.

Conference Call

Management will host a conference call today at 5:00 p.m. ET to discuss OppFi's financial results and business outlook. The webcast of the conference call will be made available on the Investor Relations page of the Company's website.

The conference call can also be accessed with the following dial-in information:

- Domestic: (877) 407-0789

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- International: (201) 689-8562

An archived version of the webcast will be available on OppFi's website.

About OppFi

OppFi (NYSE: OPFI) is a leading financial technology platform that powers banks to help the everyday consumer gain access to credit. Through its unwavering commitment to customer service, the Company supports consumers, who are turned away by mainstream options, to build better financial health. In 2021, OppFi was recognized by the Deloitte North America Technology Fast 500 for the fourth consecutive year. OppFi maintains a 4.6/5.0 star rating on Trustpilot with more than 3,500 reviews and an A+ rating from the Better Business Bureau (BBB), making the Company one of the top consumer-rated financial platforms online. For more information, please visit oppfi.com.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. OppFi's actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," “possible,” "continue," and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, without limitation, OppFi's expectations with respect to its full year 2022 guidance, the future performance of OppFi's platform and expectations for OppFi's growth and future financial performance. These forward-looking statements are based on OppFi's current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside OppFi's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of inflation on OppFi's business; the impact of COVID-19 on OppFi's business; the impact of stimulus or other government programs; whether OppFi will be successful in obtaining declaratory relief against the Commissioner of the Department of Financial Protection and Innovation for the State of California; whether OppFi will be subject to AB 539; whether OppFi's bank partners will continue to lend in California and whether OppFi's financing sources will continue to finance the purchase of participation rights in loans originated by OppFi's bank partners in California; the risk that the business combination disrupts current plans and operations; the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of OppFi to grow and manage growth profitably and retain

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its key employees; risks related to new products; concentration risk; costs related to the business combination; changes in applicable laws or regulations; the possibility that OppFi may be adversely affected by other economic, business, and/or competitive factors; risks related to management transitions; and other risks and uncertainties indicated from time to time in OppFi's filings with the United States Securities and Exchange Commission, in particular, contained in the section or sections captioned "Risk Factors." OppFi cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. OppFi does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures that are unaudited and do not conform to GAAP, such as Adjusted EBT, Adjusted Net Income, Adjusted EBITDA and Adjusted EPS. Adjusted EBT is defined as Net Income, plus (1) amortization of debt transaction costs and (2) other addbacks and one-time expenses, including one-time implementation fees, stock compensation expenses, IPO readiness costs, management fees, and recruiting fees, severance and relocation. Adjusted Net Income is defined as Net Income, plus (1) amortization of debt transaction costs and (2) other addbacks and one-time expenses, including one-time implementation fees, stock compensation expenses, IPO readiness costs, management fees, and recruiting fees, severance and relocation adjusted for taxes assuming a tax rate of 23.99% for the three months ended September 30, 2021 and a 24.14% tax rate for the three months ended September 30, 2022 and adjusted for taxes assuming a tax rate of 24.68% for the nine months ended September 30, 2021 and a 24.09% tax rate for the nine months ended September 30, 2022, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes, in order to allow for a comparison with other publicly traded companies. Adjusted EBITDA is defined as Adjusted Net Income, plus (1) a tax rate of 23.99% for the three months ended September 30, 2021 and a 24.14% tax rate for the three months ended September 30, 2022 and adjusted for taxes assuming a tax rate of 24.68% for the nine months ended September 30, 2021 and a 24.09% tax rate for the nine months ended September 30, 2022, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes, in order to allow for a comparison with other publicly traded companies, (2) depreciation and amortization, (3) interest expense and (4) business (non-income) taxes. Adjusted EPS is defined as adjusted net income divided by weighted average diluted shares outstanding, which represent shares of both classes of common stock outstanding, excluding 25,500,000 shares related to earnout obligations and including the impact of unvested restricted stock units. These non-GAAP financial measures have not been prepared in accordance with accounting principles generally accepted in the United States and may be different from non-GAAP financial measures used by other companies. OppFi believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. These non-GAAP measures with comparable

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names should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. A reconciliation for OppFi's non-GAAP financial measures to the most directly comparable GAAP financial measures is in the table below.

Third Quarter Results of Operations

Consolidated Statements of Operations

Comparison of the three months ended September 30, 2022 and 2021

The following table presents consolidated results of operations for the three months ended September 30, 2022 and 2021 (in thousands, except number of shares and per share data).

	Three Months Ended September 30,		Change	
	2022	2021	$	%
Interest and loan related income	$ 123,605	$ 91,448	$ 32,157	35.2%
Other income	639	529	110	20.8%
Total revenue	124,244	91,977	32,267	35.1%
Provision for credit losses on finance receivables	(1,017)	(143)	(874)	611.2%
Change in fair value of finance receivables	(70,601)	(18,940)	(51,661)	272.8%
Net revenue	52,626	72,894	(20,268)	(27.8)%
Expenses:				
Sales and marketing	11,674	15,633	(3,959)	(25.3)%
Customer operations	10,591	10,550	41	0.4%
Technology, products, and analytics	8,325	7,329	996	13.6%
General, administrative, and other	13,909	21,456	(7,547)	(35.2)%
Total expenses before interest expense	44,499	54,968	(10,469)	(19.0)%
Interest expense	9,096	6,414	2,682	41.8%
Total expenses	53,595	61,382	(7,787)	(12.7)%
(Loss) income from operations	(969)	11,512	(12,481)	(108.4)%
Gain on forgiveness of PPP loan	—	6,444	(6,444)	—%
Change in fair value of warrant liability	1,323	13,139	(11,816)	(89.9)%
Income before income taxes	354	31,095	(30,741)	(98.9)%
Provision for income taxes	1,015	703	312	44.4%
Net (loss) income	(661)	30,392	(31,053)	(102.2)%
Less: net (loss) income attributable to noncontrolling interest	(90)	16,267	(16,357)	(100.6)%
Net (loss) income attributable to OppFi Inc.	$ (571)	$ 14,125	$ (14,696)	(104.0)%
(Loss) earnings per share attributable to OppFi Inc.:				
(Loss) earnings per common share:				
Basic	$ (0.04)	$ 1.06		
Diluted	$ (0.04)	$ 0.29		
Weighted average common shares outstanding:				
Basic	13,972,971	13,363,996		
Diluted	13,972,971	84,464,783		

Comparison of the nine months ended September 30, 2022 and 2021

The following table presents consolidated results of operations for the nine months ended September 30, 2022 and 2021 (in thousands, except number of shares and per share data).

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	Nine Months Ended September 30,		Change	
	2022	2021	$	%
Interest and loan related income	$ 331,814	$ 253,581	$ 78,233	30.9%
Other income	1,015	1,029	(14)	(1.4)%
Total revenue	332,829	254,610	78,219	30.7%
Provision for credit losses on finance receivables	(2,043)	(181)	(1,862)	1028.7%
Change in fair value of finance receivables	(162,280)	(52,635)	(109,645)	208.3%
Net revenue	168,506	201,794	(33,288)	(16.5)%
Expenses:				
Sales and marketing	43,067	35,114	7,953	22.6%
Customer operations	31,933	30,036	1,897	6.3%
Technology, products, and analytics	24,848	19,669	5,179	26.3%
General, administrative, and other	40,965	45,686	(4,721)	(10.3)%
Total expenses before interest expense	140,813	130,505	10,308	7.9%
Interest expense	24,421	17,406	7,015	40.3%
Total expenses	165,234	147,911	17,323	11.7%
Income from operations	3,272	53,883	(50,611)	(93.9)%
Gain on forgiveness of PPP loan	—	6,444	(6,444)	—%
Change in fair value of warrant liability	7,024	13,139	(6,115)	(46.5)%
Income before income taxes	10,296	73,466	(63,170)	(86.0)%
Provision for income taxes	1,757	703	1,054	149.9%
Net income	8,539	72,763	(64,224)	(88.3)%
Less: net income attributable to noncontrolling interest	4,576	58,638	(54,062)	(92.2)%
Net income attributable to OppFi Inc.	$ 3,963	$ 14,125	$ (10,162)	(71.9)%
Earnings per share attributable to OppFi Inc.:				
Earnings per common share:				
Basic	$ 0.29	$ 1.08		
Diluted	$ 0.09	$ 0.29		
Weighted average common shares outstanding:				
Basic	13,694,733	13,107,874		
Diluted	84,277,277	84,464,783		

Condensed Balance Sheets

Comparison of the periods ended September 30, 2022 and December 31, 2021

(in thousands) Unaudited	September 30, 2022	December 31, 2021
Assets		
Cash and restricted cash	$ 50,469	$ 62,362
Finance receivables at fair value	458,065	383,890
Finance receivables at amortized cost, net	3,858	4,220
Other assets	67,578	51,634
Total assets	$ 579,970	$ 502,106
Liabilities and stockholders' equity		
Current liabilities	$ 67,668	$ 58,967
Total debt	342,636	274,021
Warrant liabilities	4,216	11,240
Total liabilities	414,520	344,228
Total stockholders' equity	165,450	157,878
Total liabilities and stockholders' equity	$ 579,970	$ 502,106

Total cash and restricted cash decreased by $11.9 million as of September 30, 2022 compared to December 31, 2021, driven by an increase in originated loans relative to the timing of received payments. Finance receivables as of September 30, 2022 increased compared to December 31, 2021 due to high demand and origination volume for the nine months ended September 30, 2022. Other assets as of September 30, 2022 increased by $15.9 million compared to December 31, 2021, driven by the addition of an operating lease right of use asset of $14.4 million related to the Company's headquarters due to the adoption of a new accounting standard and an increase in tax receivable of $1.2 million.

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Current liabilities increased by $8.7 million as of September 30, 2022 compared to December 31, 2021, driven by the addition of an operating lease liability of $16.9 million and an increase in accounts payable of $0.6 million. These increases were partially offset by a decrease of accrued expenses of $9.4 million as of September 30, 2022 compared to December 31, 2021. Total debt increased by $68.6 million as of September 30, 2022 compared to December 31, 2021, driven by an increase in utilization of revolving lines of credit of $86.8 million, which was partially offset by lower secured borrowing payables of $20.7 million. Total equity increased by $7.6 million as of September 30, 2022 compared to December 31, 2021, driven by net income and stock-based compensation, partially offset by treasury stock as a result of the share repurchase program.

Financial Capacity and Capital Resources

As of September 30, 2022, OppFi had $14.0 million in unrestricted cash, a decrease of $11.1 million from December 31, 2021. As of September 30, 2022, the Company had an additional $168.0 million of unused debt capacity under its financing facilities for future availability, representing a 33 % overall undrawn capacity, an increase from $158.1 million as of December 31, 2021. The increase in undrawn debt was due to an amendment to one of the Company's revolving lines of credit, which increased the size of the facility from $75 million to $200 million. Including total financing commitments of $507.5 million, and cash on the balance sheet of $50.5 million, OppFi had $558.0 million in funding capacity as of September 30, 2022.

Reconciliation of Non-GAAP Financial Measures

Comparison of the three and nine months ended September 30, 2022 and 2021

(in thousands, except share and per share data) Unaudited	Three Months Ended September 30, 2022		Three Months Ended September 30, 2021		Variance %
Net (loss) income	$	(661)	$	30,392	(102.2)%
Provision for income taxes		1,015		703	44.4%
Debt issuance cost amortization		582		572	1.7%
Other addbacks and one-time expenses, net(a)		76		(8,825)	(100.9)%
Adjusted EBT1		1,012		22,842	(95.6)%
Less: pro forma taxes(b)		(244)		(5,480)	(95.5)%
Adjusted net income1		768		17,362	(95.6)%
Pro forma taxes(b)		244		5,480	(95.5)%
Depreciation and amortization		3,452		2,712	27.3%
Interest expense		8,513		5,841	45.7%
Business (non-income) taxes		238		383	(37.9)%
Adjusted EBITDA1	$	13,215	$	31,778	(58.4)%
Adjusted EPS1:	$	0.01	$	0.21	
Weighted average diluted shares outstanding		84,080,808		84,464,783	

(a) For the three months ended September 30, 2022, other addbacks and one-time expenses of $0.1 million included a $(1.3) million addback due to the change in fair value of the warrant liabilities, a $(0.1) million recruiting related addback, a $0.8 million expense related to severance and retention bonuses, and $0.8 million in expenses related to stock compensation. For the three months ended September 30, 2021, other addbacks and one-time expenses of $(8.8) million included a $(13.1) million addback due to the change in fair value of the warrant liabilities, a $(6.4) million addback due to the gain on forgiveness of the PPP Loan, $6.6 million in public company readiness costs prior to the Business Combination, $1.0 million in accounting and legal costs related to the Business Combination, a $0.9 million expense related to warrant valuation, a $0.2 million expense related to severance, a

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$0.1 million expense related to board fees, a $1.0 million recruiting and salary expense, and a $0.9 million expense related to stock compensation. (b) Assumes a tax rate of 23.99% for the three months ended September 30, 2021 and a 24.14% tax rate for the three months ended September 30, 2022, re�ecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes.     Nine Months Ended September 30,   Variance (in thousands, except share and per share data) Unaudited     2022       2021     % Net income   $ 8,539    $ 72,763    (88.3)% Provision for income taxes     1,757      703    149.9% Debt issuance cost amortization     1,626      1,735    (6.3)% Other addbacks and one-time expenses, net(a)     (1,656)     (2,923)   (43.3)% Adjusted EBT1     10,266      72,278    (85.8)% Less: pro forma taxes(b)     (2,473)     (17,839)   (86.1)% Adjusted net income1     7,793      54,439    (85.7)% Pro forma taxes(b)     2,473      17,839    (86.1)% Depreciation and amortization     10,056      7,289    38.0% Interest expense     22,795      15,671    45.5% Business (non-income) taxes     826      1,175    (29.7)% Adjusted EBITDA1   $ 43,943    $ 96,413    (54.4)%               Adjusted EPS1:   $ 0.09    $ 0.64      Weighted average diluted shares outstanding     84,277,277      84,464,783        (a) For the nine months ended September 30, 2022, other addbacks and one-time expenses of $(1.7) million included a $(7.0) million addback due to the change in fair value of the warrant liabilities, $2.9 million in expenses related to severance and retention bonuses, $2.4 million in expenses related to stock compensation, and $0.1 million in one-time legal expenses. For the nine months ended September 30, 2021, other addbacks and one-time expenses of $(2.9) million included a $(13.1) million addback due to the change in fair value of the warrant liabilities, a $(6.4) million addback due to the gain on forgiveness of the PPP Loan, $6.6 million in public company readiness costs prior to the Business Combination, $2.6 million in expenses related to one-time legal, accounting, and other costs related to the Business Combination, $4.2 million in expenses related to warrant valuation, $0.6 million in expenses related to severance, $0.4 million in management and board fees, a $1.0 million recruiting and salary expense, and a $1.2 million expense related to stock compensation. (b) Assumes a tax rate of 24.68% for the nine months ended September 30, 2021 and a 24.09% tax rate for the nine months ended September 30, 2022, re�ecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes. Adjusted Earnings Per Share   Three Months Ended September 30, (unaudited) 2022     2021   Weighted average Class A common stock outstanding 13,972,971    13,363,996  Weighted average Class V voting stock outstanding 95,397,996    96,600,787  Elimination of earnouts at period end (25,500,000)   (25,500,000) Dilutive impact of restricted stock units 192,127    —  Dilutive impact of performance stock units 17,714    —  Weighted average diluted shares outstanding 84,080,808    84,464,783    Three Months Ended September 30, (unaudited)   2022     2021 Adjusted net income (in thousands)1 $ 768  $ 17,362 Weighted average diluted shares outstanding   84,080,808    84,464,783 Adjusted EPS:1 $ 0.01  $ 0.21   Nine Months Ended September 30, (unaudited) 2022     2021   Weighted average Class A common stock outstanding 13,694,733    13,107,874  Weighted average Class V voting stock outstanding 95,946,836    96,856,909  Eli i i f i d d (25 500 000) (25 500 000) 9

Elimination of earnouts at period end	(25,500,000)	(25,500,000)
Dilutive impact of restricted stock units	123,722	—
Dilutive impact of performance stock units	11,986	—
Weighted average diluted shares outstanding	84,277,277	84,464,783

	Nine Months Ended September 30,			
(unaudited)	2022		2021	
Adjusted net income (in thousands)1	$	7,793	$	54,439
Weighted average diluted shares outstanding		84,277,277		84,464,783
Adjusted EPS:1	$	0.09	$	0.64

(1) Non-GAAP Financial Measures: Adjusted Net Income, Adjusted EBT, Adjusted EPS and Adjusted EBITDA are financial measures that have not been prepared in accordance with GAAP. See the "Note Regarding Non-GAAP Financial Measures" for a detailed description and reconciliation of such Non-GAAP financial measures to their most directly comparable GAAP financial measures.

Investor Relations: **investors@oppfi.com**

Media Relations: **media@oppfi.com**

Source: OppFi

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